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                                                                   Exhibit 10.12

                              JAMES G. CONNELLY II
                            GARRETT CAPITAL ADVISORS
                               1541 HERITAGE COURT
                              LAKE FOREST, IL 60045

Dominick Arena                                                     June 14, 2003
Chief Executive Officer, President
Medex, Inc.
6250 Shier-Ring Road
Dublin, Ohio  43016-1295

Dear Dominick:

This letter confirms our conversation and mutual agreement for Medex, Inc. (Medex) to engage Garrett Capital Advisors (GCA), and GCA to accept such engagement, to provide general business consulting services to Medex, Inc. Medex and GCA work together to determine the services required and how they will be delivered.

The consideration to be paid is an annual retainer of $150,000 payable in quarterly installments on the first day of the month of each calendar quarter. The first payment of $37,500 to be made on July 1, 2003. The wire transfer information is attached. The agreement will be for three years commencing
July 1, 2003 and ending June 30, 2006, unless extended by mutual agreement. This agreement will be cancelable at ay time, by either party, with 90 days written notice.

Dominick, I am excited about the opportunities that exist for Medex and look forward to working with you and your team to build a successful and valuable company. Please sign and return a copy of this letter for our records.

Sincerely,


/s/ James G. Connelly III
-------------------------
James G. Connelly III
Managing Partner
Garrett Capital Advisors
1541 Heritage Court
lake Forest, Illinois 60045


Accepted by:

/s/ James G. Connelly III                  /s/ Dominick Arena
-------------------------                  ------------------
James G. Connelly III                      Dominick Arena
Managing Partner                           President and Chief Executive Officer
Garrett Capital Advisors                   Medex, Inc.